UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 4, 2011

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On March 4, 2011, Jerry W. Amos retired as a director, pursuant to the retirement policy of the Board of Directors.

(e) On March 4, 2011, the Company’s shareholders approved an amendment and restatement of the Company’s Incentive Compensation Plan (the “Plan”) adopted by the Board of Directors on December 15, 2010.

The Plan was originally approved by the shareholders on March 3, 2006. The amendment and restatement of the Plan does not change the types of awards available under the Plan. The amendments increased the aggregate number of shares that may be issued under the Plan to 2,500,000 (1,500,000 initially authorized and 1,000,000 additional authorized by the amended and restated Plan), add provisions for the calculation of shares that may be issued under the Plan, specify the effect of a participant’s death, disability or retirement on his or her outstanding awards and allow for the inclusion of clawback provisions in award agreements. The amendments also change the Plan’s change in control acceleration provision from a “single trigger” under which all outstanding awards were automatically accelerated upon a change in control to a “double trigger” under which outstanding awards will be accelerated only if a participant is terminated without cause or resigns for good reason within one year after a change in control of the Company. This “double trigger” is consistent with the terms of the Severance Agreements in place with the Company’s senior officers.

 The Plan provides for incentive compensation payable in cash, stock options, restricted stock and other stock based awards and is administered by the Compensation Committee of the Board of Directors, which has complete discretion in determining the Company’s officers and key employees and outside directors who are eligible to participate in the Plan. Shares of common stock awarded under the Plan may be issued from the Company’s authorized but unissued shares or shares purchased in the open market for purposes of the Plan.

A summary description of the Plan, as amended and restated, is included in the proxy statement dated January 14, 2011 for the Company’s Annual Meeting of Shareholders held on March 4, 2011 (the “Proxy Statement”). That summary description of the Plan, which is incorporated herein by reference, is qualified in its entirety by reference to the full text of the Plan, which is attached to the Proxy Statement as Appendix A.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 4, 2011, Piedmont Natural Gas Company, Inc. held its 2011 annual meeting of shareholders (the “Annual Meeting”). The proposals voted upon at the Annual Meeting, as well as the voting results for each proposal, including the numbers of votes cast for, against or withheld, and the number of abstentions and broker non-votes, are set forth below.

Proposal 1: Election of Board of Director’s four nominees as Class I directors with terms expiring in 2014. All nominees were elected by the shareholders.

Nominees	Votes For (%)	Votes Withheld	Broker Non-Votes
Malcolm E. Everett III	31,110,099 (86%)	4,987,060	24,368,226
Frank B. Holding, Jr.	35,030,502 (97%)	1,066,657	24,368,226
Minor M. Shaw	35,062,159 (97%)	1,035,000	24,368,226
Muriel W. Sheubrooks	35,437,392 (98%)	659,767	24,368,226

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2011. The shareholders approved this proposal.

Votes For (%)	Votes Against	Abstentions	Broker Non-Votes
59,336,865 (99%)	447,326	411,055	270,140

Proposal 3: Approval of the Company’s Amended and Restated Incentive Compensation Plan. The shareholders approved this proposal.

Votes For (%)	Votes Against	Abstentions	Broker Non-Votes
31,188,821 (86%)	3,677,258	1,422,516	24,176,791

Proposal 4: Advisory vote on the Company’s executive compensation. The shareholders approved this proposal on an advisory basis.

Votes For (%)	Votes Against	Abstentions	Broker Non-Votes
33,130,862 (95%)	1,571,489	1,586,243	24,176,791

Proposal 5: Advisory vote on frequency of future advisory votes on executive compensation. Of the total votes cast, 48% voted in favor of a three-year frequency, 3% voted in favor of a two-year frequency, and 49% voted in favor of a one-year frequency.

3 Years	2 Years	1 Year	Abstentions	Broker Non-Votes
16,706,362	1,152,150	17,204,552	1,478,748	23,923,573

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

March 9, 2011	By:	Jane Lewis-Raymond

Name: Jane Lewis-Raymond
Title: Vice President, General Counsel, Chief Ethics and Compliance Officer and Corporate Secretary